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                                  EXHIBIT 10.3
                                                      Translated from the French

                                 JOINT GUARANTEE

Granted by

THE CREDIT SUISSE HOTTINGUER (the Bank)
as Guarantor

To

RG BARRY CORPORATION
As Beneficiary

Relating to the stock purchase agreement entered into between Mr. Thierry Civetta and RG Barry on July 22, 1999.







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                                TABLE OF CONTENTS
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
1.   DEFINITIONS..............................................................4

2.   GUARANTEE COMMITMENT.....................................................4

3.   TERM.....................................................................5

4.   NOTIFICATIONS............................................................5

5.   APPLICABLE LAW - CHOICE OF JURISDICTION..................................5
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This joint guarantee is granted on July 22, 1999 by

(1) THE CREDIT SUISSE HOTTINGUER, a French societe anonyme (corporation) with share capital of EUR 52,888,000, whose registered office is at 38, rue de Provence, 75009 Paris, registered with the Commercial and Companies Registry of Paris under the number RCS B 317 823 755, represented by Mr. Pascal DEFEVER and Mr. Georges PEREZ, duly authorized for purposes hereof,

         (hereinafter referred to as the "Guarantor"),

to:

(2) RG BARRY CORPORATION, incorporated under the laws of Ohio, whose head office is at 13045 Yarmouth Rd. NW, Pickerington, Ohio, 43147, the United States, represented by Mr. Yves Gaget, duly authorized for purposes hereof pursuant to the decision and power of attorney annexed hereto,

         (hereinafter referred to as the "Beneficiary"),

WHEREAS:

(A) Pursuant to the stock purchase agreement dated July 22, 1999, the Beneficiary acquired from Mr. Thierry CIVETTA 2,000 shares of ESCAPADE SA, a French societe anonyme (corporation) with capital of FF 250,000, whose registered office is at Le Petit Guet - Nantheuil de Thiviers, 24800 Thiviers, registered with the Commercial and Companies Registry of Perigueux under the number B 384 486 601.

(B) Under the terms of said stock purchase agreement, Mr. Thierry CIVETTA gave representations and guarantees and undertook to indemnify the Beneficiary, until March 15, 2003 and within the limit of an amount of FF 25,000,000, for any harm which may result from any inaccuracies or violation of the representations and guarantees provided for in the stock purchase agreement.

(C) The stock purchase agreement also provides for the obligation of Mr. Thierry CIVETTA to provide RG BARRY with a joint bank guarantee issued by a first-rate European bank.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.  DEFINITIONS

1.1. The terms used in this Guarantee that start with a capital letter (including those in the recital) have, unless otherwise stated, the meaning attributed to them in the stock purchase agreement.

1.2.     Furthermore:

"GUARANTEED COMMITMENTS"  means any commitments of sums of money undertaken by Mr. Thierry CIVETTA in respect of Articles 6 and 7 of the stock purchase agreement.

2. GUARANTEE COMMITMENTS

2.1. The Guarantor unconditionally and irrevocably stands personal, joint and indivisible


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         security for the Beneficiary of the payment by Mr. Thierry CIVETTA of the Guaranteed Commitments.

2.2. The Guarantor waives its right to claim the benefices de discussion et de division (benefit of discussion and division)1. Therefore, the Beneficiary may ask the Guarantor by registered letter with return receipt requested ("the Notice") to perform this commitment in favor of the Beneficiary merely after notice by registered letter with return receipt requested has been provided to Mr. Thierry CIVETTA to no avail. The Beneficiary shall not by any means be required first to exhaust all of his means of recourse against Mr. Thierry CIVETTA or against any of the latter's third party guarantors.

2.3. The Guarantor's MAXIMUM COMMITMENT under this guarantee is in the amount of FF 4,000,000 (FOUR MILLION FRENCH FRANCS).

2.4. The Guarantor represents that it is perfectly aware of Mr. Thierry CIVETTA's situation and financial needs and the nature of his obligations arising under the stock purchase agreement, a copy of which is annexed hereto.

2.5. The Guarantor acknowledges having received a copy of the stock purchase agreement and having accepted the terms thereof.

1 Translator's note: This benefit refers to the right a surety has to cause the property of the principal debtor to be applied in satisfaction of the obligation in the first instance, and/or the privilege of one of several co-sureties to insist upon paying only its pro-rata share of the debt.

3. TERM

The Guarantor is bound as from the date of this guarantee until March 15, 2003. Nonetheless, the Guarantor shall continue to be bound beyond said date until complete and final payment is made, either amicably or by judicial decision, of any action or claim relating to the Secured Bonds and which has been the subject of a Notice received by the Guarantor prior to March 15, 2003 in accordance with the provisions of Articles 8 and 9 of the stock purchase agreement.

4. NOTICES

Any notices and claims relating to this Guarantee shall be made in writing and, unless otherwise agreed, sent by registered letter with return receipt requested to the following addresses:

As regards the Guarantor:

MR. GEORGES PEREZ
Credit Suisse Hottinguer
38, rue de Provence
75009 Paris
Fax:  01 40 82 61 28

As regards the Beneficiary:

RG BARRY
13405 Yarmouth Road NW.
Pickerington, Ohio, 43143 USA


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Fax:
To the attention of: Mr. Richard BURRELL, Mr. Gordon ZACKS, with copy to FIDAL Direction International, 5 Cours Valmy, F, 92923 Paris La Defense to the attention of Messrs. Philippe BRETON and Pierre MAUDEZ-CAILLE.

5. APPLICABLE LAW - CHOICE OF JURISDICTION

5.1.     This guarantee shall be governed by French law.

5.2. Any dispute arising or resulting from this guarantee shall be brought before the Commercial Court of Paris.

Executed in Paris on July 22, 1999,

In three original counterparts, including one for registration (the registration fees being at the Guarantor's expense).

CREDIT SUISSE HOTTINGUER
As Guarantor

PASCAL DEFEVER                                    GEORGE PEREZ

/s/ Pascal Defever                                /s/ George Perez